                                                                   Exhibit 10.18


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    AGREEMENT

                    SONY CONSUMER AUDIO/VIDEO PRODUCTS GROUP
                              SONY ELECTRONICS INC.
                               RESELLER AGREEMENT

                                    ARTICLE I
                            PARTIES TO THIS AGREEMENT

This Agreement is entered into and effective as of May 15,1998 ("Effective Date") by and between:

Sony Consumer Audio/Video Products Group                Dragon Systems, Inc.
Diversified Markets                            and      320 Nevada Street
Sony Electronics Inc.                                   Newton, MA 02160
One Sony Drive
Park Ridge, NJ 07656

(hereinafter referred to as the "SEL")         (hereinafter referred to as the
                                                "Reseller")


                                   ARTICLE II
                           PREMISES OF THIS AGREEMENT

WHEREAS, SEL is engaged in the sale and distribution (or, in the case of software, license) of various kinds of electronics products and accessories; and,

WHEREAS, the Reseller desires to purchase and/or license certain of such products and accessories for resale to Customers (as defined below).

NOW, THEREFORE, by reason of the foregoing premises, and in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                                   ARTICLE III
                    TERM/RESELLER CLASSIFICATION/DEFINITIONS

(a) TERM: This Agreement shall commence as of the Effective Date and expire on March 31, 1999 (the "Term") unless earlier terminated in accordance with Section 11.0.

(b) RESELLER CLASSIFICATION: Reseller hereby represents and agrees that it will resell only the Products (iii) by adding value to, but not modifying, the Products as described in the Product and Market Schedule attached hereto and defined below.

RESELLER HEREBY ACKNOWLEDGES THAT SEL IS RELYING ON THE ABOVE REPRESENTATION AND AGREEMENT AS A FACTOR IN DECIDING TO ENTER INTO THIS AGREEMENT AS WELL AS TO DETERMINE RESELLER'S CLASS OF TRADE, THE PRODUCTS SEL IS WILLING TO SELL THE RESELLER, THE PRICES FOR SAME AND THE WARRANTY APPLICABLE TO THE PRODUCTS AS TO THE RESELLER AND THE END-USERS.

(c) BUNDLE: Pursuant to Article III (c), "Bundle" shall refer to only the combination of the Product and the Value-Added Component in a physical package which is sold as a single unit.

(d) CUSTOMERS: The term "Customer(s)" is defined and limited to those third party business entities not affiliated with the Reseller within a particular customer classification and/or market as set forth in the Product and Market Schedule through which Reseller distributes the Bundles.

(e) PRODUCT AND MARKET SCHEDULE: The Product and Market Schedule, attached hereto as Article VI and made a part hereof, in addition to defining the Products and Customers, may contain terms and conditions in addition to or different from the General Terms and Conditions set forth in Article IV. In the event of a conflict between the terms and conditions of Article IV and the terms and conditions of the Product and Market Schedule, the terms and conditions of the Product and Market Schedule shall control.

(f) PRODUCTS: The term "Product(s)" shall be defined and limited to those products, accessories and software of SEL set forth in the Product and Market Schedule.

(g) SALE/RESALE: The term "Sale" or "Resale" (in any tense or form) whenever used in this Agreement shall mean license in the case of software Products. The term "Resale" (in any tense or form) shall also mean lease.

(h) THE SONY GROUP: The term "Sony Group" shall mean SEL, Sony Corporation of America, Sony Corporation (Tokyo, Japan) and all subsidiaries and affiliates of said companies.

(i) VALUE-ADDED COMPONENT: The term "Value-Added Component" shall mean the product or component created, owned and/or obtained or licensed by Reseller that must be included in the Bundle as set forth in the Product and Market Schedule.

                                   ARTICLE IV
                          GENERAL TERMS AND CONDITIONS

SECTION 1.0 SCOPE OF THIS AGREEMENT

1.1 RESALE LIMITATION: SEL agrees to sell, and the Reseller agrees to purchase, the Products from SEL for resale only to the Customers upon the terms and conditions set forth in this Agreement.

1.2 NON-EXCLUSIVE: The Reseller acknowledges that its right to resell the Products under this Agreement is non-exclusive, and that SEL reserves the right to sell and distribute any of its products to any customers in the world, and to appoint any third party to do so, without giving the Reseller notice thereof and without incurring any liability to the Reseller therefor. Further, nothing herein shall be deemed to preclude the Reseller from selling brands of electronics products and accessories that are competitive with the Products.

1.3 STATUS AS INDEPENDENT CONTRACTOR: The relationship established between SEL and the Reseller by this Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between SEL and the Reseller. The Reseller represents that it is an independent contractor who will not be deemed an agent of SEL for any purpose whatsoever and neither the Reseller nor any of its agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of SEL. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court as provided in Section 12.8.

SECTION 2.0  ACCESS AND AUDIT

In order to verify the Reseller's compliance with this Agreement, the Reseller shall give SEL reasonable access to the Reseller's facilities during normal business hours to make inspections of the Reseller's premises and to audit the books and records of the Reseller relating to the Products purchased by the Reseller, including the right to make copies of or abstracts from such books and records.

SECTION 3.0  SALE OF THE PRODUCTS

3.1 TERMS: SEL shall sell the Products to the Reseller upon the terms and conditions set forth in this Agreement.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

3.2 PRICES: SEL shall sell the Products to the Reseller at the prices and/or fees set forth on the Products and Market Schedule attached to the Agreement and made a part hereof subject to adjustment as provided in Section 3.3. SEL may increase or decrease the price of the Products by giving the Reseller notice and such new pricing will apply to all of the Reseller's orders received by SEL after the effective date set forth in such notice. The Reseller may terminate this Agreement by giving SEL notice within [**] days after the issuance of any such price increase to the extent of any orders not yet shipped by SEL. If SEL offers price, payment or promotional discounts or other special pricing or similar programs to other value-added resellers, integrators or bundlers who compete with the Reseller for the Customers in the Market (as both Market and Customer are described in the Product and Market Schedule), then SEL will make such offer(s) available to the Reseller. SEL will use commercially reasonable efforts to provide the Reseller with forty-five (45) days notice of any such change.

3.3 ADJUSTMENTS: If the prices at which the Products are sold hereunder represent a price which has been reduced based on a representation by the Reseller that the Reseller would make certain volume purchases, and the Reseller fails to make purchases in the volumes represented, SEL may in its sole discretion adjust prices to the otherwise prevailing prices for the number of items actually purchased, and the Reseller will pay SEL the difference promptly upon receipt of SEL's invoice therefor. If the Reseller resells any of the Products to any party other than the Customers or to any party on a stand-alone basis (i.e., not within a System) the Reseller shall pay SEL an adjustment charge equal to the difference between the price charged the Reseller for such Products and the then-current single lot list price of SEL for such Products.

3.4 ALLOCATIONS: SEL may, in its sole discretion, allocate its inventory of the Products.

3.5 DISCONTINUATION/CHANGES TO PRODUCTS: SEL may, in its sole discretion, discontinue the sale of any of the Products and any parts/accessories thereto (except where continued availability is required by law) and make such changes affecting their form, fit or function as it, in its sole discretion, determines, by giving the Reseller prior notice thereof but without incurring any liability to the Reseller therefor. SEL will use commercially reasonable efforts to provide such notice at least [**] days in advance. If, because of any discontinuance or change to the Products affecting their form, fit or function, the Reseller does not wish to purchase same or any of the other Products covered by this Agreement, then the Reseller may terminate this Agreement by giving SEL notice thereof within [**] days of SEL's notice to it. SEL agrees that for any outstanding orders of the Reseller it will provide Products which are greater than or equal to the discontinued Product in form, fit and function at the same or lesser price subject to availability and the provisions of Section 3.4 above.


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3.6 TAXES: The Reseller shall bear the cost of any taxes (exclusive of taxes based on the net income of the Sony Group), levies, duties and fees of any kind, nature or description whatsoever applicable to any of the Products supplied by SEL to the Reseller. The Reseller will pay SEL all such sums upon demand unless the Reseller provides SEL, at the time of the submission of its purchase orders, tax exemption certificates or licenses acceptable to the appropriate taxing authorities.

3.7 PURCHASE ACCEPTANCE/CONTROLLING TERMS: SEL shall have the right in the exercise of its sole and absolute discretion to reject any purchase order, either in whole or in part, placed by the Reseller, and no purchase order shall be binding upon SEL unless accepted by SEL in writing or by delivery of Products in whole or partial fulfillment thereof.

Anything herein to the contrary notwithstanding, unless otherwise expressly agreed to in writing by SEL, any shipment of Products to the Reseller in whole or partial fulfillment of any purchase order placed by the Reseller shall not be deemed to constitute an acceptance by SEL of any of the terms and conditions of such purchase order, except as to the identification of the Products, and the quantities involved. All such purchase orders shall be governed by the provisions of this Agreement.

SECTION 4.0  TRADEMARKS

The Reseller acknowledges the validity of trade names and trademarks of the Sony Group ("Trademarks'") and that it shall NOT, as a result of this Agreement, have any right to or interest in any tradenames or trademarks owned, used or claimed now or in the future by the Sony Group. Notwithstanding the foregoing, Reseller shall have the right to use relevant Trademarks in conjunction with the authorized sale of the Bundle, subject to SEL's prior written approval for each particular use, which approval shall not be unreasonably withheld.

SECTION 5.0  SHIPMENTS

5.1 SHIPMENTS: The Reseller shall bear all costs and expenses incident to SEL's shipment of the Products to it, except in the case of any shipment which qualifies for prepaid freight under SEL's program then in effect. SEL shall select the method of shipment and the carrier. SEL will ship the Products only to locations in the continental United States, including Alaska.

5.2 TITLE AND RISK OF LOSE: Title to all of the Products sold by SEL to the Reseller shall pass upon SEL's delivery thereof to the carrier. Risk of loss or damage to any of the Products in transit, without regard to whether SEL paid the shipping charges therefor or whether any third party is designated as consignee thereof, is the Reseller's, whose responsibility it will be to file claims with the carrier.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.3 TIME OF DELIVERY: Delivery dates set forth in any Reseller order or other purchasing documents, or any confirmation thereof by SEL, shall be deemed to be estimated only and subject to SEL's then current leadtimes for the Products. The Reseller will not be excused from payment of any amounts it owes (invoices for Products sold are only issued upon shipment) to SEL or from the performance of any of its other obligations under the terms and conditions hereof as a result of, and SEL will not be liable to the Reseller for damages resulting from, SEL's failure to meet any of those dates. However, if SEL's delay in shipment or delivery of any ordered Products exceeds by thirty (30) days such first estimated date, then either party may cancel any Reseller order or part thereof not previously fulfilled by giving the other written notice thereof and without incurring any liability to the other therefor.

5.4 SEPARATE TRANSACTION: Each Reseller order for the Products under this Agreement shall be deemed a separate transaction and each shipment of the Products by SEL will constitute a separate sale, obligating the Reseller to pay therefor, whether such shipment be in whole or only in partial fulfillment of such order.

5.5 SHIPMENTS AFTER EXPIRATION: SEL's acceptance or shipment of any order from the Reseller for Products after the termination or expiration of this Agreement will not be construed as a renewal or extension of this Agreement nor as a waiver of termination or expiration of this Agreement. Any such acceptance or shipment shall be deemed an accommodation only.

5.6 STOP SHIPMENTS: SEL may, in its sole discretion, cancel any Reseller orders previously accepted by SEL or delay the delivery of any of the Products covered thereby if the Reseller defaults in any of its obligations under this Agreement or if SEL reasonably believes that the Reseller may do so for or with respect to any past or pending Reseller order.

SECTION 6.0  CREDIT; PAYMENT AND INDEBTEDNESS

6.1 MAINTENANCE OF CREDIT LINE: The Reseller shall maintain a credit line sufficient to support its purchases of the Products and to pay any indebtedness to SEL when due. SEL may, in its sole discretion, either generally or with respect to any specific Reseller order, vary, change or limit the amount or duration of credit allowed to the Reseller. The Reseller will make available to SEL such statements of its financial condition as SEL may, from time to time, reasonably request.

6.2 PAYMENT TERM: Unless otherwise provided in the Product and Market Schedule, payment terms are net [**] days from the date of SEL's invoice; invoices are issued only on the date of shipment.

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
6.3 UNAUTHORIZED DEDUCTIONS: The Reseller shall not make deductions of any kind from any monies it owes to SEL unless the Reseller has received an official credit memorandum from SEL authorizing such deduction.

6.4 DEFAULT; ACCELERATION OF OBLIGATIONS AND CHARGE FOR LATE PAYMENT: The Reseller's payment for the Products shall be considered past due if it is not received by SEL by the due date shown on SEL's invoice. If any payment is past due, then in addition to any other remedy available to SEL under this Agreement or at law therefor, SEL may declare, by giving the Reseller notice thereof, (a) all of the liabilities and obligations of the Reseller to SEL, whether then due or not, to be immediately due unless the past due payment is received by the time specified in the notice; and/or, (b) impose a finance charge on all amounts past due or declared due by (a) above equal to the lesser of one and one half percent (1-1/2%) per month or the maximum allowed by law and charge the Reseller for SEL's reasonable expenses of collection therefor, including but not limited to, attorneys' and experts' fees and court costs.

6.5 E.D.I. TRANSACTIONS: If and to the extent that the parties elect to use electronic communication lines known as Electronic Data Interchange ("EDI") to allow for the transmission of purchase orders and/or invoices for Products, and/or to undertake other EDI transaction sets as may be agreed to in writing between the parties, the terms and conditions of this Agreement shall apply to such transactions. EDI will be transmitted either directly or through a third-party servicer ("Provider"). If a Provider's services are utilized, unless agreed to otherwise in writing, each party will pay the cost to set up and maintain its own mailbox, the cost of all sends and receives to and from its own mailbox and any other costs associated with its own mailbox. Upon proper receipt of any EDI transmission, the receiving party shall promptly and properly transmit a functional acknowledgment that an EDI transmission was received. Neither the receipt nor acknowledgment of an EDI transmission shall constitute an acceptance by the Company of any order placed by the "J" Account. Each party shall take all necessary steps to provide for reasonable security to ensure that all access and usage of its EDI system are properly authorized. Either party may discontinue the utilization of EDI services upon thirty (30) days' prior written notice to the other party.

SECTION 7.0 REPRESENTATIONS AND WARRANTIES

7.1 LIMITED WARRANTY: SEL'S WARRANTY FOR THE PRODUCTS SHALL BE AS SET FORTH IN THE PRODUCT AND MARKET SCHEDULE.

7.2 COMPATIBILITY: SEL HEREBY DISCLAIMS AND EXCLUDES ANY REPRESENTATIONS OR WARRANTIES THAT THE PRODUCTS ARE COMPATIBLE WITH ANY COMBINATION OF PRODUCTS NOT FURNISHED BY

SEL WHICH THE RESELLER OR ANY PURCHASER OR END USER MAY CHOOSE TO CONNECT TO THE PRODUCT EXCEPT FOR THOSE EXPRESSLY APPROVED IN WRITING BY SEL.

7.3 MUTUAL: Each party represents and warrants to the other that (i) it has the right and power to enter into and fully perform the obligations it has undertaken in this Agreement; (ii) it is not under any obligations, contractual or otherwise, to any other entity that might conflict, interfere, or be inconsistent with any of the provisions of this Agreement; and (iii) it shall comply with all federal, state and local laws, rules and regulations necessary for it to perform its obligations under this Agreement.

7.4      INTELLECTUAL PROPERTY INDEMNIFICATION:

         (a) SEL'S INDEMNITY OF THE RESELLER: SEL agrees to protect, defend, hold harmless and indemnify the Reseller from and against any and all liabilities, damages and actions arising out of any claim that the Products infringe any patent, trademark or copyright of third parties. Such indemnity, however, is specifically exclusive of any such claims which arise or result from the use or misuse of Products; alteration of the Products as furnished by SEL; use of the Products in combination with apparatus and software not delivered or furnished by SEL; processes or methods allegedly performed by the Products; use of the Products furnished by SEL in the manner for which the same were neither designed nor contemplated; or a patent, trademark or copyright in which the Reseller or an affiliate or subsidiary of the Reseller has any direct or indirect interest by license or otherwise. This indemnification and hold harmless provision shall extend only to damages and costs assessed against the Reseller embodied in a final judgment by a court of competent jurisdiction holding that such Products constitute a patent, trademark or copyright infringement or damages and costs incurred by the Reseller as a result of a settlement entered into with the prior written consent of SEL. SEL shall not be responsible for any loss of profits or the Reseller's incidental or consequential damages or losses.

SEL will be promptly notified by The Reseller of any suit or threat of suit as to which SEL may have obligations under the above provisions and be given reasonable opportunity to defend the same. The Reseller shall reasonably cooperate with SEL with regard to the defense of any suit or threatened suit and SEL shall have authority to settle or otherwise dispose of any such suit or threatened suit, and to appeal any judgment which may be entered. This indemnity shall be effective with respect to all Products sold by SEL to the Reseller on or after the date set forth above and shall continue until terminated by written notice by SEL to the Reseller upon ten (10) days prior notice. Termination of this indemnity shall not affect its applicability as to Products sold by SEL to the Reseller prior to the termination date thereof.

         (b) THE RESELLER'S INDEMNITY OF SEL: The Reseller agrees to protect, defend, hold harmless and indemnify SEL from and against any and all liabilities,

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

damages and actions arising out of any claim that the software or other products of the Reseller bundled with or sold in conjunction with the Products or in connection with this Agreement ("Reseller Goods") infringe any patent, trademark or copyright of third parties. Such indemnity, however, is specifically exclusive of any such claims which arise or result from the use or misuse of Reseller Goods; alteration of the Reseller Goods as furnished by the Reseller, use of the Reseller Goods in combination with apparatus and software not delivered or furnished by the Reseller other than the Products; processes or methods allegedly performed by the Reseller Goods; use of the Reseller Goods furnished by the Reseller in the manner for which the same were neither designed nor contemplated; or a patent, trademark or copyright in which SEL or an affiliate or subsidiary of SEL has any direct or indirect interest by license or otherwise. This indemnification and hold harmless provision shall extend only to damages and costs assessed against SEL embodied in a final judgment by a court of competent jurisdiction holding that such Reseller Goods constitute a patent, trademark or copyright infringement or damages and costs incurred by SEL as a result of a settlement entered into with the prior written consent of the Reseller. The Reseller shall not be responsible for any loss of profits or SEL's incidental or consequential damages or losses.

The Reseller will be promptly notified by SEL of any suit or threat of suit as to which the Reseller may have obligations under the above provisions and be given reasonable opportunity to defend the same. The Reseller shall reasonably cooperate with SEL with regard to the defense of any suit or threatened suit and SEL shall have authority to settle or otherwise dispose of any such suit or threatened suit, and to appeal any judgment which may be entered. This indemnity shall be effective with respect to all Products sold by SEL to the Reseller on or after the date set forth above and shall continue until terminated by written notice by SEL to the Reseller upon ten (10) days prior notice. Termination of this indemnity shall not affect its applicability as to Products sold by SEL to the Reseller prior to the termination date thereof.

SECTION 8.0  PRODUCT INDEMNITIES

8.1 BY THE RESELLER: The Reseller shall indemnify and hold harmless all members of the Sony Group and their respective officers, directors and employees from and against any claims, suits, liabilities, losses, fines, penalties, damages and expenses (including reasonable attorneys' and experts' fees and costs) arising from or incident to the Reseller's software and/or the Reseller's breach of its obligations or responsibilities under this Agreement including, without limitation on the foregoing, its obligations under Section 1.3 of this Article IV and Article VI.

8.2 BY SEL: SEL shall provide to the Reseller a Broad Form Vendors Endorsement Certificate of Insurance in an amount of [**] evidencing SEL's product liability insurance which Certificate names the Reseller as an additional insured under said policy. Said policy will provide that the Reseller will be given ten (10) days notice of

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
termination of said policy. In the event that SEL's insurance carrier does not defend and indemnify any third party action pursuant to any obligation said insurance carrier may have undertaken as a result of its issuance of such Certificate of Insurance, or in the event any third party claim exceeds the insurance limits set forth in this paragraph, SEL agrees to protect, defend, hold harmless and indemnify the Reseller against any and all liabilities, damages and actions, directly and solely arising out of any personal injury or property damage to a third party from its use of the Products sold by SEL to the Reseller. SEL's obligation to defend the Reseller in connection with such indemnity, however, shall terminate with respect to such a claim in the event SEL obtains and furnishes to the Reseller information that reasonably supports the conclusion that the Reseller altered the Products or made warranties or representation not expressly permitted in writing by SEL.

SECTION 9.0 LIMITATION ON LIABILITY

EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 7.0 AND 8.0, THE LIABILITY OF EITHER PARTY, IF ANY, AND THE OTHER PARTY'S SOLE AND EXCLUSIVE REMEDY FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER WITH RESPECT TO ANY ORDER FOR, OR DELIVERY OF, THE PRODUCTS OR WITH RESPECT TO ANY OF THE PRODUCTS COVERED THEREBY, AND REGARDLESS OF THE LEGAL THEORY OR THE DELIVERY OR NON-DELIVERY OF THE PRODUCTS, SHALL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE OF THE PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE, WITH THE EXCEPTION OF INTEREST OR LATE PENALTIES DUE IN RESPECT OF PAYMENT FOR PRODUCTS SHIPPED AND DELIVERED TO RESELLER. UNDER NO CIRCUMSTANCES WILL SEL BE LIABLE TO THE RESELLER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND THE CLAIMS OF ANY THIRD PARTY, OR FOR ANY OTHER REASON WHATSOEVER.

SECTION 10.0  TERMINATION

10.1 TERMINATION FOR CAUSE: Either party may immediately terminate this Agreement by giving the other notice if such other party:

         a) defaults in the payment of any monies it owes to the other when due and such default continues for a period of ten (10) days after notice thereof; or,

         b) defaults in the performance of any of its obligations under any of the terms or conditions of this Agreement other than as provided in subsection
(a) above, which default is not remedied within thirty (30) days after notice thereof; or,

         c) defaults in the performance of an of its obligations under the terms and conditions of this Agreement which default by its nature, cannot be remedied; or,

         d) engages directly or indirectly in any attempt to defraud the party issuing such notice; or,

         e) issues any press release, advertising, brochure or other release of information to any of the Customers, the trade or the general public concerning or in any way referring to this Agreement or any other agreement or relationship between the parties without the prior written approval of the party issuing such notice; or,

         (f) is unable to pay any and/or all of its debts as they become due or becomes insolvent or ceases to pay any and/or all of its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of its creditors; or,

         g) is liquidated or dissolved or if any proceedings are commenced by, for or against it under any bankruptcy, insolvency, reorganization of debts or debtors relief law, or law providing for the appointment of a receiver or trustee in bankruptcy.

SEL may also immediately terminate this Agreement by notice: 1) pursuant to
Section 10.3; or 2) upon the occurrence of, or the Reseller's failure to give notice of, any of the events referenced in Section 11.1 (a) - (c).

10.2 REMEDIES FOR BREACH: If the Reseller defaults in its obligations under the terms and conditions of this Agreement, then SEL may, in addition to any other remedy available to it hereunder or at law therefor, suspend or cease further shipments of the Products to the Reseller for a period of time specified in a notice to the Reseller.

10.3 SET-OFF: If the Reseller defaults with respect to this Agreement or any other agreement(s) with SEL including, but not limited to, the Reseller's failure to pay any monies when due either pursuant to this Agreement or any other such agreement, then SEL may, in its sole discretion, setoff against any monies due and owing the Reseller such sum or sums of money due and owing from the Reseller to SEL pursuant to this Agreement or such other agreement(s), and/or to terminate this Agreement.


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10.4 SURVIVING OBLIGATIONS AND LIMITATIONS: Neither the termination nor expiration of this Agreement nor the termination of any of the agreements referred to in this Section shall release either party from the obligation to pay any monies that may be owing to the other party or operate to discharge any liability that had been incurred by either party prior to any such termination or expiration.

10.5 ORDER PROCEDURE AFTER NOTICE OF TERMINATION: During the period between SEL giving the Reseller notice of this Agreement's termination and the effective date of such termination, all Reseller orders not then fulfilled and all new Reseller orders for the Products that are accepted by SEL will be shipped to the Reseller only on a cash in advance basis.

SECTION 11.0 NOTICES

11.1 CHANGE IN STATUS: The Reseller shall give SEL immediate notice in writing of:. (a) any transaction effecting a change in control of the Reseller or a transfer of fifty (50) percent or more of the Reseller's assets if the Reseller is a corporation; or, (b) any change in the respective interests of the partners, if the Reseller is a partnership; or, (c) any transaction affecting the ownership of any part of the business, if the Reseller is an individual proprietorship.

11.2 CHANGE IN NAME OR ADDRESS OF THE RESELLER: Each party shall give the other prompt notice in writing of any change in the: (a) name of the party, or, (b) address of the party principal office from that first set forth above.

11.3 METHOD OF TRANSMISSION: Any notices given under this Agreement shall be in writing and will be deemed to have been sufficiently given when delivered by hand or sent by facsimile transmission (which is acknowledged by the recipient), overnight courier service or by certified or registered mail, postage and other charges prepaid, to the parties at the addresses first above written or as subsequently changed by notice duly given. The date of mailing any written notice will be deemed the date on which such notice is given unless otherwise specified in the notice.

SECTION 12.0  GENERAL

12.1 EXPORT: The Reseller shall not export the Products covered by this Agreement in violation of U.S. export laws and regulations. The Reseller will be solely responsible for compliance with and the obtaining of any required export licenses.

12.2 ASSIGNMENT: Neither party may assign or otherwise transfer this Agreement or any interest or right hereunder or delegate the performance of any of its obligations hereunder to any third party without the prior written consent of the other party, except that SEL may assign its accounts receivable generated by this Agreement upon commercially reasonable notice thereof to the Reseller. Any such attempted assignment, transfer or delegation without the prior written consent of the other, will be deemed null and void and result in the immediate termination of this Agreement without necessity of any notice.

12.3 WAIVERS: Waiver by either party of any default, or either party's failure to enforce any of the terms and conditions of this Agreement shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict performance of every term and condition hereof.

12.4 NON-EXCLUSIVENESS; REMEDIES: Any specific right or remedy provided in this Agreement shall not be exclusive but will be cumulative of all other rights and remedies set forth herein and allowed at law.

12.5 LITIGATION: In the event of any litigation between the parties with respect to this Agreement, the prevailing party (the party entitled to recover costs of suit at such time as all appeals have been exhausted or the time for taking such appeals has expired) shall be entitled to recover reasonable attorneys' and experts' fees, and costs in addition to such other relief as the court may award.

12.6 HEADINGS: The headings of Articles and Sections in this Agreement are for convenience and reference only, and they shall in no way define, limit, or describe the scope of the provisions or be considered in the interpretation, construction or enforcement hereof.

12.7     GOVERNING LAW AND VENUE:

This Agreement shall be interpreted, construed and enforced in accordance with the local law of the State of New Jersey.

If SEL initiates any litigation against the Reseller, it shall only bring such action or suit in the federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of Massachusetts. If the Reseller initiates any litigation against SEL, it shall only bring such action or suit in the federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of New Jersey. The parties shall not raise in connection therewith, and hereby waive, and any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, or the like in any such action or suit brought in such states.

THE PARTIES HEREBY WAIVE TRIAL, BY JURY IN CONNECTION WITH ANY ACTION OR SUIT UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE REIATIONSHIP OF THE PARTIES HERETO.

12.8 INVALIDITY: If and to the extent that any term or condition of this Agreement is specifically determined by any court to be in whole or in part invalid or unenforceable, then this Agreement shall be immediately terminated upon such determination. However, such termination will not operate to discharge either party from the obligation to pay the other party any sum due such other party or discharge any liability that had been incurred prior thereto.

12.9 SURVIVAL: Any provision herein which by its nature is indicated or intended to extend beyond the expiration or termination of this Agreement shall survive any expiration or termination of this Agreement.

12.10 GOVERNMENT CONTRACTS: No provision required in any United States government contract or subcontract related thereto shall be deemed a part of this Agreement, or be imposed upon or binding upon SEL, and this Agreement will not be deemed an acceptance of any government provisions that may be included or referred to in any Reseller order or other purchasing document.

SECTION 13.0 FORCE MAJEURE

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DELAY IN THE PERFORMANCE OF ANY OF ITS OBLIGATIONS HEREUNDER DUE TO ANY CAUSE BEYOND SUCH PARTY'S REASONABLE CONTROL OR DUE TO ACTS OF GOD, ACTS OF CIVIL OR MILITARY AUTHORITIES, FIRES, LABOR DISTURBANCES, FLOODS, EPIDEMICS, GOVERNMENTAL RULES OR REGULATIONS, WAR, RIOT, DELAYS IN TRANSPORTATION OR SHORTAGES IN RAW MATERIALS OR OTHER PRODUCTS. THIS SECTION SHALL NOT RELIEVE OR RELEASE EITHER PARTY FROM ITS OBLIGATION TO MAKE PAYMENT WHEN DUE OF ANY MONIES WHICH EITHER PARTY MAY OWE TO THE OTHER.

                                    ARTICLE V
                      INCORPORATION/ ENTIRETY OF AGREEMENT

This Agreement supersedes, terminates and otherwise renders null and void any and all prior written and/or oral agreements between the Reseller and SEL with respect to the matters herein expressly set forth, except that nothing herein contained shall be construed as intended to relieve or release either party from its obligation to make payment of any monies which either party may owe to the other party. This Agreement represents and incorporates the entire understanding of the parties hereto with respect to the matters herein expressly set forth and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other, except as are herein expressly set forth. This Agreement may be modified only by a written instrument signed by the parties to this Agreement, which instrument makes specific reference to this Agreement and the changes to be made hereto.

The Reseller hereby warrants and represents that the individual executing this Agreement is duly authorized and empowered to bind the Reseller. This Agreement shall be subject to acceptance by SEL through its execution in the space provided below by an authorized representative only.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

Reseller:                                            SEL:
DRAGON SYSTEMS, INC.                        SONY CONSUMER AUDIO/VIDEO GROUP
                                                     SONY ELECTRONICS INC.

By: \s\ Janet M. Baker                      By: \s\ Arthur Halloran
   ----------------------------                 ------------------------------
     (Authorized Signature)                         (Authorized Signature)

Print Name: Janet M. Baker                  Print Name: Arthur Halloran
   ----------------------------                 ------------------------------
* Title:  President                         Title: Vice President
   ----------------------------                 ------------------------------

* Execution of this Agreement: If the Reseller is a corporation, indicate the office of the person signing the Agreement on behalf of the corporation. If the Reseller is a partnership, the same should be signed by a general partner, who should so indicate by use of the word "General Partner". If the Reseller is an individual proprietorship, the same should be indicated by use of the title "Sole Proprietor".

                                   ARTICLE VI
                           PRODUCT AND MARKET SCHEDULE


With              DRAGON SYSTEMS, INC.                        ("Reseller")

Dated as of       May 15,1998                                 ("Effective Date")

1. CLASSIFICATION. Pursuant to Article III (b) of this Agreement, the Reseller agrees that it will only sell the Products by adding value to them as described below and reselling same to Customers in the manner set forth in this Schedule.

2. PRODUCTS. Pursuant to Article III (f) "Products" shall include and mean only the following:

                  MZ-R50 Minidisc recorder units and other Minidisc products as SEL may authorize from time to time.

3. VALUE-ADDED COMPONENT. Pursuant to Article III (i), the "Value-Added Component" shall mean only Dragon's speech recognition software utilized in

         (a)      Dragon NaturallySpeaking Mobile Suite for Legal;

         (b)      Dragon NaturallySpeaking Mobile Suite for Medical; and

         (c)      Dragon NaturallySpeaking Mobile Suite

4.       SPECIAL MARKETING REQUIREMENTS.

         (a) The Reseller agrees that it shall only sell the Products as part of the Bundle described above. In all instances, the packaging, MZ-R50 advertising and related marketing materials for the Bundle must clearly and conspicuously state; (i) the then current MZ-R50 (or other Product) MSRP as provided by SEL and (ii) that the MZ-R50 (or other Product) is being included in the Bundle as a special promotional offer. In addition, the Reseller agrees that it shall sticker both the Products and the Value-Added Component in each Bundle to indicate that they are not to be sold separately.

         (b) Notwithstanding the foregoing, the Reseller may sell the MZ-R50 Product to end-user customers of the Reseller who have previously purchased Dragon NaturallySpeaking Deluxe or Professional versions, including Legal, Medical, Business Products and other products as our mutually agreed on a one-for-one purchase basis.

         (c) The Reseller may promote the availability of the Bundle on the Internet only on its Website, and may sell it on the Internet or its Website (i.e. takes orders for the Bundle via the Internet or its Website). The Reseller may not promote or offer for sale the MZ-R50 by itself on the Internet or its Website, but may advise purchasers of its Dragon NaturallySpeaking Mobile Products of the availability of an upgrade subject to SEL's prior review and approval of such upgrade offer.

5. APPROVALS. Prior to distributing the Bundle, the Reseller must obtain SEL's written approval of the packaging and any representations the Reseller may wish to make regarding the Product. In addition, neither party will issue any press releases or other publicity (including on the Internet or any on-line method) regarding this Agreement or the relationship between the parties without the prior written approval of the other party, which shall not be unreasonably withheld.

6.       ADDITIONAL RESELLER RESPONSIBILITIES.  The Reseller

         (a) will ensure that the Value-Added Components work properly with the Products prior to distributing the Bundles;

         (b) will sell the Product with Product-related materials in a mutually acceptable manner,

         (c) shall not sell the Products in any manner other than in the Bundle, except as provided in 4.(b) above. In the event the Product is sold unbundled by the Reseller or any of its Customers in violation hereof, the Reseller shall be liable to SEL for the full retail price of the Bundle. In addition, SEL shall have the, right to terminate this Agreement pursuant to Section 10.1 (b).

         (d) shall not accept returns of Bundles from its Customer and shall require that its Reseller Customer not accept returns from end-users unless all components of the Bundle are returned. Notwithstanding the foregoing, SEL shall not accept any returns from the Reseller, but shall provide its limited warranty to end-users as per Section 10 below;

         (e) will maintain and enforce on a commercially-reasonable basis, the Reseller's Customer agreements for the Bundle that are consistent with the Reseller's obligations hereunder, including contractual provisions that

                  (i) such Customer not sell the components of the Bundle separately or in any manner other than as received from the Reseller;

                  (ii) such Customer shall be liable to the Reseller for the full retail price of the Product plus any cost of collection in the event it is sold unbundled;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  (iii) such Customer shall maintain proof of bundled sale for two years;

                  (iv) such Customer shall allow the Reseller and/or SEL to access an Customer's records for two years from the date of sale of Bundles to verify compliance;

                  (v) such Customer shall bind its distributors/resellers of the Bundle of this Paragraph 6 (e); and

                  (vi) sales of the Bundle may be suspended and Bundles recalled if any such reseller is in breach of these requirements;

         (f) will obtain and/or maintain customer service support functions sufficient to meet all reasonable inquiries and needs of end-user Bundle purchasers. SEL will provide a one-time training session for up to [**] people at [**] to the Reseller at the Reseller's facilities.

7. PRICES. The price for the Products shall be as notified to the Reseller by SEL from time to time. All pricing is subject to increase and/or adjustment in accordance with Sections 3.2 and 3.3 of Article IV of this Agreement. All pricing is F.O.B. [**]. Current payment terms are [**] days subject to the provisions of Section 6.0 of Article IV of this Agreement.

8. CUSTOMER/MARKET DEFINITION. Pursuant to Article III (e), the Reseller agrees that it will only sell the Products to individuals, the government or resellers who directly reach business/medical/legal professionals located in the United States of America. The Reseller will require reseller customers to sell the Bundle as such and not separately and that its end-user customers are purchasing such Bundles for their use and not for resale.

9. WARRANTY

         DIVISION'S LIMITED WARRANTY. SEL's warranty for each of the Products shall be to the end-user only as set forth in SEL's Limited Warranty Card enclosed with or accompanying the Products. If any Products are not accompanied by warranty cards, SEL's then-current warranty applicable to those Products will apply.

10. SERVICE. The Reseller will direct all of its customers and end-users of the Bundle to contact the Reseller through the Reseller's toll-free number regarding all end-user Bundle performance inquiries, complaints and claims to determine whether the performance problem relates to the Value-Added Component or the Product. If the Product appears to be involved, the Reseller only then will refer said end-user to SEL by a mechanism to be determined by the parties.

DRAGON SYSTEMS, INC.                        SONY CONSUMER AUDICI/VIDEO GP.
(Name of Reseller)                                   SONY ELECTRONICS INC.

By: \s\ Janet M. Baker                      By: \s\ Arthur Halloran
   ----------------------------                 ------------------------------
       (Authorized Signature)                        (Authorized Signature)

Print Name: Janet M. Baker                  Print Name: Arthur Halloran
   ----------------------------                 ------------------------------
Title: President                                     Title: Vice President
   ----------------------------                 ------------------------------